EXHIBIT 5.13

CONSENT OF QUALIFIED PERSON

Barrick Gold Corporation

British Columbia Securities Commission

Alberta Securities Commission

Financial and Consumer Affairs Authority of Saskatchewan

The Manitoba Securities Commission

Ontario Securities Commission, as Principal Regulator

Autorité des marchés financiers du Québec

Nova Scotia Securities Commission

Financial and Consumer Services Commission, New Brunswick

Office of the Superintendent of Securities, Prince Edward Island

Office of the Superintendent of Securities, Newfoundland and Labrador

Office of the Superintendent of Securities, Northwest Territories

Nunavut Securities Office

Office of the Superintendent of Securities, Yukon Territory

United States Securities and Exchange Commission

Short Form Base Shelf Prospectus of Barrick Gold Corporation (the “Company”)

I refer to the short form base shelf prospectus of the Company dated February 15, 2017 (as may be amended from time to time in the future, the “Short Form Base Shelf Prospectus”), which Short Form Base Shelf Prospectus is included in the Company’s Registration Statement on Form F-10 (as filed with the United States Securities and Exchange Commission on February 16, 2017, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, the “Registration Statement”).

I have been named in the Short Form Base Shelf Prospectus and the Registration Statement as a “qualified person”, as defined in National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”). I hereby consent to the use of my name in the Short Form Base Shelf Prospectus and in the Registration Statement and the use, inclusion or incorporation by reference of, and reference(s) to, the information that I have approved as a “qualified person” under NI 43-101 (the “QP Information”) in the Short Form Base Shelf Prospectus and in the Registration Statement.

RPA 143 Union Boulevard Suite 505 | Lakewood, CO, USA 80228 | T +1 (303) 330 0950	www.rpacan.com

I confirm that I have read the Short Form Base Shelf Prospectus and the Registration Statement and all information specifically incorporated by reference therein and that I have no reason to believe that there are any misrepresentations (as defined in the Securities Act (Ontario)) contained therein that are (i) derived from the QP Information or (ii) within my knowledge as a result of the services I have performed for the Company in connection with the QP Information.

DATED this 16th day of February, 2017.

Yours very truly,

/s/ Hugo Miranda
Name:	Hugo Miranda
Title:	Principal Mining Engineer

RPA 143 Union Boulevard Suite 505 | Lakewood, CO, USA 80228 | T +1 (303) 330 0950	www.rpacan.com